                                                                    Exhibit 4(n)

                                AMENDMENT NO. 11
                                       TO
                          THE LINCOLN ELECTRIC COMPANY
                              EMPLOYEE SAVINGS PLAN
                          (EFFECTIVE NOVEMBER 1, 1994)

                  The Lincoln Electric Company, an Ohio corporation, hereby adopts this Amendment No. 11 to the Lincoln Electric Company Employee Savings Plan (Effective November 1, 1994) (the "Plan"). The provisions of this Amendment shall be effective as of the dates set forth herein.

                                       I.

                  Effective as of January 1, 2001, Section 1.1(17) of the Plan is hereby amended in its entirety to read as follows:

         "(17) Covered Employee: An Employee of an Employer, excluding, however,
         (a) any 'leased employee' (as defined in Section 1.1(22)) of such Employer and (b) prior to July 1, 1995, any Employees of the Harris Calorific Division of the Company."

                                       II.

                  Effective as of January 1, 2001, Article I of the Plan is hereby amended by inserting the following new Subsection immediately following
Section 1.1(24):

         "(24A) Employment: An Employee's Employment shall equal the total aggregate periods of his regular, full-time employment with an Employer. Periods of Employment are aggregated on the basis that one calendar month of Employment equals one month and each additional 30 days of Employment equals one month."

                                      III.

                  Effective as of January 1, 2001, paragraph (a) of Section 1.1(32) of the Plan is hereby amended to read as follows:

         "(a) For all purposes other than determining whether an Employee has been credited with a Year of Eligibility Service, an "Hour of Service" shall mean an hour for which an Employee is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties as an Employee."

                                       IV.

                  Effective as of January 1, 2001, the first sentence of paragraph (b) of Section 1.1(32) of the Plan is hereby amended by deleting all of the language preceding the colon and substituting therefor the following:

         "For purposes of determining whether an Employee has been credited with a Year of Eligibility Service, an 'Hour of Service' shall mean"

                                       V.

                  Effective as of January 1, 2000, Section 1.1(36) of the Plan is hereby amended in its entirety to read as follows:

         "(36) Matching Employer Contribution Percentage: Twenty-five (25) percent to apply against Members' Before-Tax Contributions deducted from Base Compensation and thirty-five (35) percent to apply against Members' Before-Tax Contributions deducted from Bonus Compensation to determine the Matching Employer Contributions for a Plan Year, or such other percentage as the Company shall establish for the Plan Year on or before the date or dates on which Matching Employer Contributions, if any, are made for such Plan Year."

                                       VI.

                  Effective as of January 1, 2001, Section 1.1(36) of the Plan is hereby amended in its entirety to read as follows:

         "(36) Matching Employer Contribution Percentage: Thirty-five (35) percent or such other percentage as the Company shall establish for a Plan Year on or before the date or dates on which Matching Employer Contributions, if any, are made for such Plan Year, to apply against Members' Before-Tax Contributions to determine the Matching Employer Contribution for such Plan Year."

                                      VII.

                  Effective as of January 1, 2001, the first sentence of Section
1.1 (54A) of the Plan is hereby amended to read as follows:

         "An Employee shall be credited with a Year of Eligibility Service when he is credited with at least 1,000 Hours of Service in the 12-month period beginning with his Employment Commencement

         Date and, if applicable, his Reemployment Commencement Date, either of which 12-month periods shall be the "Initial Eligibility Computation Period."

                                      VIII.

                  Effective as of January 1, 2001, Section 2.1 of the Plan is hereby amended in its entirety to read as follows:

         "2.1 Eligible Employees. Each Covered Employee who is an Eligible Employee under the Plan on December 31,2000 shall continue to be an Eligible Employee under the Plan after December 31, 2000 so long as he remains a Covered Employee. Each other Employee shall become an Eligible Employee under the Plan on the first Enrollment Date on which he meets the following requirements:

                  (1) he is a Covered Employee, and

                  (2) either (a) he has been in Employment for at least six consecutive months, or (b) he has accumulated one Year of Eligibility Service."

                  EXECUTED at Cleveland, Ohio this 4th day of December, 2000.

                                           THE LINCOLN ELECTRIC COMPANY

                                           By: /s/ Frederick G. Stueber
                                               ---------------------------------

                                           Title: Senior Vice President, General
                                                  Counsel and Secretary

                                       3